Exhibit 10.3

EXECUTION VERSION

COLLATERAL MANAGEMENT AGREEMENT

dated as of March 9, 2026

by and between

BALD EAGLE FUNDING LLC,

as Borrower

and

APOLLO DEBT SOLUTIONS BDC,

as Collateral Manager

i

COLLATERAL MANAGEMENT AGREEMENT

THIS COLLATERAL MANAGEMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 9, 2026, is entered into by and between BALD EAGLE FUNDING LLC, a Delaware limited liability company (the “Borrower”), and APOLLO DEBT SOLUTIONS BDC, a Delaware statutory trust, as collateral manager (together with its successors and permitted assigns, “ADS” and the “Collateral Manager”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Bank of America, N.A., as administrative agent (the “Administrative Agent”), the Lenders from time to time party thereto, Citibank, N.A., as collateral agent (the “Collateral Agent”) and as collateral custodian (the “Collateral Custodian”), and Virtus Group, LP, as collateral administrator (the “Collateral Administrator”);

WHEREAS, the Borrower intends to pledge all Collateral Assets and the other assets of the Borrower, all as set forth in the Credit Agreement, to the Collateral Agent on behalf of the Secured Parties as security for the Borrower’s obligations under the Credit Agreement;

WHEREAS, the Borrower desires to appoint ADS as the Collateral Manager to provide the services described herein and ADS desires to accept such appointment;

WHEREAS, the Credit Agreement authorizes the Borrower to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Borrower, certain investment management duties with respect to the acquisition, administration and disposition of Collateral Assets and Cash Equivalents in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Credit Agreement as the Borrower may from time to time reasonably request; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

“ADS” shall have the meaning set forth in the preamble.

“Agreement” shall have the meaning set forth in the preamble.

“Borrower” shall have the meaning set forth in the preamble.

“Client” shall mean with respect to any specified Person, any Person or account for which the specified Person provides investment management services or investment advice.

“Collateral Agent” shall have the meaning set forth in the recitals hereto.

“Collateral Manager” shall have the meaning set forth in the preamble.

“Collateral Manager Breach” shall have the meaning set forth in Section 10(a).

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Expenses” shall have the meaning set forth in Section 10(b).

“Indemnified Party” shall have the meaning set forth in Section 10(b).

“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).

“Internal Policies” shall have the meaning set forth in Section 3(b).

“Losses” shall have the meaning set forth in Section 10(b). “Owner” shall mean, with respect to any Person, any direct or indirect shareholder, member, partner or other equity or beneficial owner thereof.

“Proceedings” shall have the meaning set forth in Section 22.

“Section 28(e)” shall have the meaning set forth in Section 3(b).

“Statement of Cause” shall have the meaning set forth in Section 14(a). “Termination Notice” shall have the meaning set forth in Section 14(a).

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Borrower with respect to the Collateral Assets, including, without limitation, (i) selecting the Collateral Assets to be acquired by the Borrower, (ii) investing and reinvesting the Collateral Assets, (iii) amending, waiving and/or taking any other action commensurate with managing the Collateral Assets and (iv) directing the acquisition, disposition or tender of a Collateral Asset, Equity Security, Cash Equivalents or other assets received in respect thereof in the open market or otherwise by the Borrower.

(b) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement. Unless the context requires otherwise, references to “Section” mean a section of this Agreement.

Section 2. General Duties and Authority of the Collateral Manager.

(a) ADS is hereby appointed as Collateral Manager of the Borrower for the purpose of performing certain investment management functions including, without limitation, supervising and directing the investment and reinvestment of the Collateral Assets and Cash Equivalents and performing certain administrative and advisory functions on behalf of the Borrower in accordance with the applicable provisions of the Credit Agreement and of this Agreement (which functions may be handled by a standing order), and ADS hereby accepts such appointment. Except as may otherwise be expressly provided in this Agreement or the Credit Agreement, the Collateral Manager will perform its obligations hereunder in accordance with the Collateral Manager Standard.

(b) Subject to Section 2(a), Section 2(c)(i), Section 2(e), Section 5, Section 7 and Section 10 and to the applicable provisions of the Credit Agreement and of this Agreement, the Collateral Manager shall, and is hereby authorized to:

(i) select the Collateral Assets and Cash Equivalents to be acquired, sold, terminated or otherwise disposed of by the Borrower;

(ii) invest and reinvest the Collateral Assets and Cash Equivalents; provided that, investments and reinvestments in Collateral Assets are subject to certain conditions;

(iii) advise the Borrower with respect to any acquisition, disposition, or tender of a Collateral Asset, Equity Security, Cash Equivalent or other assets received in respect thereof in the open market or otherwise by the Borrower;

(iv) advise the Borrower with respect to entering into and administering hedge agreements, including whether and when the Borrower should exercise any rights available thereunder; and

(v) perform all other tasks that the Credit Agreement or this Agreement specify to be taken by the Collateral Manager and may, in the Collateral Manager’s discretion, take any other action not inconsistent with an action that such agreements specify be taken by the Collateral Manager.

The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Credit Agreement in a manner which is consistent with the terms hereof and of the Credit Agreement. The Collateral Manager will not be bound to comply with any amendment to the Credit Agreement, however, until it has received a copy of any such amendment from the Borrower or the Collateral Agent and unless the Collateral Manager has consented thereto in writing, as provided in the Credit Agreement. The Borrower agrees that it will not permit to become effective any amendment to the Credit Agreement that modifies the obligations or liabilities of the Collateral Manager or affects the amount or basis of calculation or priority of any fees payable to the Collateral Manager unless the Collateral Manager has been given prior written notice of such amendment and unless the Collateral Manager has expressly consented thereto in writing.

Notwithstanding anything to the contrary in this Section 2(b), none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting repeatedly or continuously as an intermediary in securities for the Borrower; (ii) the Collateral Manager providing investment banking services to the Borrower; or (iii) the Collateral Manager having direct contact with, or actively soliciting or finding, outside investors to invest in the Borrower.

(c) Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above and the terms of the Credit Agreement, the Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Borrower:

(i) The Collateral Manager shall perform the investment-related duties and functions as are expressly required hereunder and under the Credit Agreement with regard to acquisitions, sales or other dispositions of Collateral Assets, Equity Securities, Cash Equivalents and other assets permitted to be acquired or sold under, and subject to, the Credit Agreement (including any proceeds received by way of offers, workouts and restructurings on assets owned by the Borrower) and the other requirements in the Credit Agreement. The Collateral Manager shall have no obligation to perform any other duties other than as expressly specified herein or in the Credit Agreement and the Collateral Manager shall be subject to no implicit obligations of any kind. The Borrower hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for in this Agreement or in the Credit Agreement, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Collateral Assets, Equity Securities and Cash Equivalents in connection with any acquisition, sale or other disposition made pursuant hereto and the Credit Agreement, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Borrower any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement or the Credit Agreement and relating to any Collateral Asset, Equity Security or Cash Equivalent. The Borrower hereby ratifies and confirms all that such attorney-in-fact (or any permitted substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Borrower in the same manner and with the same force and effect as the directors, managers or officers of the Borrower might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of such services, subject in each case to the other terms of this Agreement. The Borrower hereby authorizes such attorney-in-fact, in its sole discretion (but subject to Applicable Law and the provisions of this Agreement and the Credit Agreement), to take all actions that it considers reasonably necessary and appropriate in respect of the Collateral Assets, this Agreement and the other Loan Documents. Nevertheless, if so requested by the Collateral Manager or by a purchaser of any Collateral Asset, Equity Security, Cash Equivalent or other asset, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Borrower. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Borrower’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, the resignation of the Collateral Manager pursuant to Section 12 or any removal of the Collateral Manager pursuant to Section 14. Each of the Collateral Manager and the Borrower shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with Applicable Laws and the terms of this Agreement and the Credit Agreement.

(ii) The Collateral Manager shall instruct the Borrower with respect to the acquisition and disposition of Collateral Assets by the Borrower in accordance with the Credit Agreement.

(iii) The Collateral Manager shall monitor the Collateral Assets on behalf of the Borrower on an ongoing basis and shall provide or cause to be provided to the Borrower and the Collateral Administrator all reports, schedules and other data reasonably available to the Collateral Manager that the Borrower (or the Collateral Administrator) is required to prepare and deliver or cause to be prepared and delivered under the Credit Agreement, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Borrower to the parties entitled thereto under the Credit Agreement. Pursuant to Section 12.04 of the Credit Agreement, the Collateral Administrator shall provide certain reports, schedules and calculations to the Collateral Manager regarding the Collateral Assets. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such reports and such information (including without limitation, the obligors or issuers of the Collateral Assets and the Collateral Administrator) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine.

(iv) The Collateral Manager, on behalf of the Borrower, shall be responsible for obtaining, to the extent reasonably practicable and to the extent such information is readily available to it, any information concerning whether a Collateral Asset is a Deferrable Collateral Asset or has become a Defaulted Obligation, a Credit Risk Obligation or a Credit Improved Obligation.

(v) The Collateral Manager may, subject to and in accordance with the Credit Agreement, as agent of the Borrower and on behalf of the Borrower, take any of the following actions with respect to a Collateral Asset, Equity Security or Cash Equivalent:

(B) purchase or otherwise acquire such Collateral Asset or Cash Equivalent;

(C) retain such Collateral Asset, Equity Security or Cash Equivalent;

(D) sell or otherwise dispose of such Collateral Asset, Equity Security or Cash Equivalent (including any assets received by way of offers, workouts and restructurings on assets owned by the Borrower) in the open market or otherwise;

(E) if applicable, tender such Collateral Asset, Equity Security or Cash Equivalent;

(F) if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or offer;

(G) retain or dispose of any securities or other property (if other than cash) received by the Borrower;

(H) waive any default with respect to any Collateral Asset;

(I) vote to accelerate the maturity of any Collateral Asset;

(J) participate in a committee or group formed by creditors of an issuer or a borrower under a Collateral Asset, Cash Equivalent or Equity Security;

(K) after or in connection with the Payment in Full of the Obligations and the termination without replacement of the Credit Agreement, advise the Borrower as to when, in the view of the Collateral Manager, it would be in the best interest of the Borrower to liquidate all or any portion of the Borrower’s investment portfolio (and, if applicable, after termination of the Credit Agreement) and render such assistance as may be necessary or required by the Borrower in connection with such liquidation or any actions necessary to effectuate a repayment of the Obligations;

(L) advise and assist the Borrower with respect to the valuation of the Collateral Assets, to the extent required or permitted by the Credit Agreement;

(M) provide strategic and financial planning (including advice on utilization of assets), financial statements and other similar reports; and

(N) exercise any other rights or remedies with respect to such Collateral Asset, Equity Security or Cash Equivalent as provided in the Underlying Instruments of the obligor or issuer under such Collateral Assets or the other documents governing the terms of such Collateral Assets or take any other action consistent with the terms of this Agreement or the Credit Agreement which the Collateral Manager reasonably determines to be in the best interests of the Borrower.

(i) The Collateral Manager shall retain accounting, tax, counsel and other professional services on behalf of the Borrower that are necessary to enable the Borrower to comply with its obligations under the Credit Agreement and as otherwise may be needed by the Borrower.

(ii) In connection with the acquisition of any asset by the Borrower, the Collateral Manager shall prepare, on behalf of the Borrower, the information (if any) required to be delivered pursuant to the Credit Agreement.

(iii) Where the Collateral Manager executes on behalf of the Borrower an agreement or instrument pursuant to which any security interest over any assets of the Borrower is created or released, the Collateral Manager shall promptly give written notice thereof to the Borrower and shall provide the Borrower with such information and/or copy documentation in respect thereof as the Borrower may reasonably require.

(d) In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Collateral Assets, the Collateral Manager shall carry out any reasonable written directions of the Borrower for the purpose of the Borrower’s compliance with its Organization Documents and the Credit Agreement; provided that, such directions are not inconsistent with any provision of this Agreement or the Credit Agreement by which the Collateral Manager is bound or prohibited by Applicable Law.

(e) In providing services hereunder, the Collateral Manager may rely in good faith upon and will incur no liability for relying upon advice of nationally recognized counsel, accountants or other advisers as the Collateral Manager determines, in its sole discretion, is reasonably appropriate in connection with the services provided by the Collateral Manager under this Agreement. The Collateral Manager may, without the consent of any party, employ third parties, including, without limitation, its Affiliates and Owners, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Borrower and to perform any of its duties hereunder; provided that, the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties, including Affiliates.

(f) Notwithstanding anything herein or any other Loan Document to the contrary, the Collateral Manager shall not cause the acquisition or disposition of any Collateral Asset by the Borrower unless each of the following conditions is satisfied:

(i) the Collateral Assets are acquired or disposed of in accordance with the terms and conditions set forth in the agreements, indentures, or other instruments pursuant to which an issuer’s securities are issued;

(ii) such acquisition or disposition is not effected for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

(iii) the acquisition or disposition of the Collateral Assets does not result in a downgrading in the rating of an issuer’s outstanding fixed-income securities (if applicable); and

(iv) in the case of an acquisition, such Collateral Asset is an “eligible asset” (as defined under Rule 3a-7 under the Investment Company Act).

(g) Notwithstanding anything herein or any other Loan Document to the contrary, the Collateral Manager shall have no authority to hold (directly or indirectly), or otherwise take possession of, any funds or securities of the Borrower (including Collateral Assets or Cash Equivalents). Without limiting the foregoing, the Collateral Manager shall have no authority to (i) sign checks on the Borrower’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose other than pursuant to transactions authorized by the Credit Agreement or the other Loan Documents; provided that, subject to Sections 2 and 3 hereof, the foregoing clauses (i) through (iv) shall not limit the Collateral Manager’s ability to acquire Collateral Assets and Cash Equivalents pursuant to and in accordance with the Credit Agreement and this Agreement or to direct the sale of Collateral Assets pursuant to and in accordance with the Credit Agreement and this Agreement. The Collateral Manager agrees that any requests regarding the disbursement of any funds in any Account must be made in accordance with the Credit Agreement. Nothing in this paragraph shall prohibit the Collateral Manager from issuing instructions to the Collateral Agent or Securities Intermediary to effect or to settle any bills of sale, assignments, investment instructions, agreements and other instruments in connection with any acquisition, investment, sale or other disposition of any assets of the Borrower as permitted by the Credit Agreement and the terms hereof.

(h) So long as the Borrower continues to rely on the exclusion from the Investment Company Act provided by Rule 3a-7, it is the intention of the parties hereto that the activities of the parties undertaken pursuant to this Agreement will not cause the Borrower to be engaged in (A) activities other than purchasing, holding and selling “eligible assets” as defined in Rule 3a-7 under the Investment Company Act and (B) activities related to or incidental to investment in such “eligible assets” and to otherwise comply with the requirements set forth in Rule 3a-7 under the Investment Company Act.

Section 3. Purchase and Sale Transactions; Brokerage.

(a) The Collateral Manager, subject to and in accordance with the Credit Agreement, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with Applicable Law. Except as expressly permitted under the Credit Agreement, no Collateral Assets (other than any Delayed Draw Assets) shall be purchased if such Collateral Assets may give rise to any obligation or liability on the Borrower’s part to take any action or make any payment other than at the Borrower’s option.

(b) The Collateral Manager will seek to obtain the best execution (but shall have no obligation to obtain the lowest price available) for all orders placed with respect to any Transaction, in a manner permitted by law and in a manner it believes to be in the best interests of the Borrower. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Borrower and may open cash trading accounts with such brokers and dealers; provided that, none of the Collateral Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account. In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers which are not Affiliates of the Collateral Manager; provided that, the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders of securities placed with respect to the Collateral Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the Affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment such aggregation shall result in an overall economic benefit to the Borrower, taking into consideration all circumstances that it considers relevant. When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager will be to allocate the executions among the accounts in an equitable manner and in accordance with the internal policies and procedures of the Collateral Manager (as such may be amended from time to time, the “Internal Policies”) and Applicable Law.

(c) The Borrower acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit to the Borrower will be subjective and will represent the Collateral Manager’s evaluation at the time taking into consideration all circumstances that it considers relevant and (ii) the Collateral Manager shall be fully protected with respect to any such determination to the extent the Collateral Manager acts in accordance with Section 2(a) herein.

(d) Subject to the Collateral Manager’s execution obligations described in Sections 3(a), 3(b) and 3(e) and the covenants set forth in Section 5, the Collateral Manager is hereby authorized to effect client cross-transactions where the Collateral Manager causes a Transaction to be effected between the Borrower and another account advised by it or any of its Affiliates. Such termination shall be effective upon receipt by the Collateral Manager of written notice from the Borrower.

(e) The Borrower acknowledges and agrees that the Collateral Manager or any of its Affiliates may acquire or sell obligations or securities, for its own account or for the accounts of its customers, without either requiring or precluding the acquisition or sale of such obligations or securities for the account of the Borrower. Such investments may be the same or different from those made on behalf of the Borrower. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Collateral Asset both for the Borrower and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will allocate the executions among the accounts in an equitable manner in accordance with the Internal Policies of the Collateral Manager. The Borrower acknowledges that the Collateral Manager and its Affiliates may enter into, for their own accounts or for the accounts of others, credit default swaps relating to obligors and issuers with respect to the Collateral Assets included in the Collateral. The Borrower acknowledges that other funds or investment accounts managed by the Collateral Manager or any of its Affiliates may require the Collateral Manager or such Affiliates to apply a different valuation methodology in valuing specific investments than the valuation methodology set forth in the Loan Documents for the Borrower. As a result of such different methodology, the value of certain investments held in such separately managed funds or accounts may differ from the value assigned to the same investments held by the Borrower under the Loan Documents.

Section 4. Additional Activities of the Collateral Manager.

Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Borrower, the Collateral Agent, the Collateral Administrator or any Lender or their respective Affiliates or any other Person regardless of whether such business is in competition with the Borrower or otherwise. Without prejudice to the generality of the foregoing, partners, members, shareholders, directors, managers, officers, employees and agents of the Collateral Manager, Affiliates of the Collateral Manager, and the Collateral Manager may:

(a) serve as managers or directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Borrower or any Affiliate thereof, or for any obligor or issuer in respect of any of the Collateral Assets, Equity Securities or Cash Equivalents or any Affiliate thereof, to the extent permitted by their respective Organization Documents and Underlying Instruments, as from time to time amended, or by any resolutions duly adopted by the Borrower, its Affiliates or any obligor or issuer in respect of any of the Collateral Assets, Equity Securities or Cash Equivalents (or any Affiliate thereof) pursuant to their respective Organization Documents;

(b) receive fees for loan origination or services of whatever nature rendered to the obligor or issuer in respect of any of the Collateral Assets, Equity Securities or Cash Equivalents or any Affiliate thereof;

(c) be retained to provide services unrelated to this Agreement to the Borrower or its Affiliates and be paid therefor, on an arm’s-length basis;

(d) be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Borrower or any Affiliate thereof or any obligor or issuer of any Collateral, Equity Security or Cash Equivalent or any Affiliate thereof;

(e) subject to Section 3(b) and Section 5, sell any Collateral or Cash Equivalent to, or purchase or acquire any Collateral Asset, Equity Security or Cash Equivalent from, the Borrower while acting in the capacity of principal or agent;

(f) underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Asset, Equity Security or Cash Equivalent and receive fees and other compensation from the Borrower and other parties in connection therewith;

(g) serve as a member of any “creditors’ board,” “creditors’ committee” or similar creditor group with respect to any Collateral Asset (including any Defaulted Obligation), Cash Equivalent or Equity Security; or

(h) act as collateral manager, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or other investment vehicles.

As a result, such individuals may possess information relating to obligors and issuers of Collateral Assets that is (i) not known to or (ii) known but restricted as to its use by the individuals at the Collateral Manager responsible for monitoring the Collateral Assets and performing the other obligations of the Collateral Manager under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Borrower and otherwise create conflicts of interest for the Borrower. The Borrower acknowledges and agrees that, in all such instances, the Collateral Manager and its Affiliates may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Borrower’s investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Borrower.

The Borrower acknowledges that there are generally no ethical screens or information barriers among the Collateral Manager and certain of its Affiliates of the type that many firms implement to separate Persons who make investment decisions from others who might possess applicable material, non-public information. The Borrower acknowledges that the Collateral Manager may be prevented from causing the Borrower to transact in certain assets due to internal restrictions imposed on the Collateral Manager regarding the possession and use of material and/or non-public information.

Unless the Collateral Manager determines in its sole discretion that such Transaction complies with the provisions of Section 5, the Collateral Manager will not direct the Collateral Agent to acquire or sell securities issued by (i) Persons of which the Collateral Manager, any of its Affiliates or any of its officers, directors or employees are directors or officers, (ii) Persons of which the Collateral Manager, or any of its respective Affiliates act as principal or (iii) Persons about which the Collateral Manager or any of its Affiliates have material non-public information which the Collateral Manager deems would prohibit it from advising as to the trading of such securities in accordance with Applicable Law.

It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Collateral and which may own securities or obligations of the same class, or which are of the same type, as the Collateral Assets or the Cash Equivalents or other securities or obligations of the obligors or issuers of the Collateral Assets or the Cash Equivalents. The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Collateral. Nothing in the Credit Agreement and this Agreement shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same obligor or issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Borrower. It is understood that, to the extent permitted by Applicable Law, the Collateral Manager, its Owners, their Affiliates or their respective Related Parties or any member of their families or a Person advised by the Collateral Manager may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to purchase the same Collateral Asset both for the Borrower, and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will employ allocation procedures consistent with such procedures as may be in place from time to time. The Borrower agrees that, in the course of managing the Collateral Assets held by the Borrower, the Collateral Manager may consider its relationships with other Clients (including obligors and issuers) and its Affiliates. The Collateral Manager may decline to make a particular investment for the Borrower in view of such relationships.

The Borrower agrees that neither the Collateral Manager nor any of its Affiliates is under any obligation to offer all investment opportunities of which they become aware to the Borrower or to account to the Borrower for (or share with the Borrower or inform the Borrower of) any such transaction or any benefit received by them from any such transaction. The Borrower understands that the Collateral Manager and/or its Affiliates may have, for their own accounts or for the accounts of others, portfolios with substantially the same portfolio criteria as are applicable to the Borrower. Furthermore, the Collateral Manager and/or its Affiliates may make an investment on behalf of any Client or on their own behalf without offering the investment opportunity or making any investment on behalf of the Borrower and, accordingly, investment opportunities may not be allocated among all such Clients. The Borrower acknowledges that affirmative obligations may arise in the future, whereby the Collateral Manager and/or its Affiliates are obligated to offer certain investments to Clients before or without the Collateral Manager’s offering those investments to the Borrower. The Borrower agrees that the Collateral Manager may make investments on behalf of the Borrower in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of the Collateral Manager or its Affiliates or the account of any other Client.

The Borrower acknowledges that the Collateral Manager and its Affiliates may make and/or hold investments in an obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such obligor’s or issuer’s obligations or securities made and/or held by the Borrower, or otherwise have interests different from or adverse to those of the Borrower.

Section 5. Affiliate Transactions.

(a) Subject to compliance with applicable laws and regulations and subject to this Agreement and the Credit Agreement, the Collateral Manager may direct the Borrower to acquire any Collateral Asset, or sell any Collateral Asset to, the Collateral Manager, any of its affiliates or any account or portfolio for which the Collateral Manager or any of its affiliates serve as investment advisor on an arm’s length basis and on terms no less favorable to the Borrower than would be the case if such Person were not so affiliated.

Section 6. Records; Confidentiality.

The Collateral Manager shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Borrower, the Collateral Agent and the Lenders at any time during normal business hours and upon not less than three Business Days’ prior notice. The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties (excluding the Administrative Agent and any Lenders) except (a) with the prior written consent of the Borrower, (b) such information as a rating agency shall reasonably request in connection with supplying credit estimates on any obligation included in the Collateral, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Borrower, (d) as required by (i) Applicable Law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Manager or any of its Affiliates or (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or any of its Affiliates, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors), (f) such information as shall have been publicly disclosed other than in known violation of this Agreement or the provisions of the Credit Agreement or shall have been obtained by the Collateral Manager on a non-confidential basis, (g) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Credit Agreement or any other Loan

Document, (h) as expressly permitted in the Credit Agreement or in any other Loan Document or (i) general performance information which may be used by the Collateral Manager, its Affiliates or Owners in connection with their marketing activities. Notwithstanding the foregoing, it is agreed that the Collateral Manager may disclose (A) that it is serving as collateral manager of the Borrower, (B) the nature, aggregate principal amount and overall performance of the Collateral Assets, (C) the amount of earnings on the Collateral Assets, (D) such other information about the Borrower, the Collateral Assets and the Loans as is customarily disclosed by managers of entities investing in assets of the same type as the Collateral Assets and (E) each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated by the Credit Agreement, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such U.S. federal income tax treatment and U.S. income tax structure.

Section 7. Obligations of Collateral Manager.

In accordance with the performance standard set forth in Section 2(a), the Collateral Manager shall take care to avoid taking any action that would (a) materially adversely affect the status of the Borrower for purposes of United States federal or state law, or other law applicable to the Borrower, (b) not be permitted by the Borrower’s Organization Instruments, copies of which the Collateral Manager acknowledges the Borrower has provided to the Collateral Manager, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Borrower, including, without limitation, actions which would violate any United States federal, state or other applicable securities law that is known by the Collateral Manager to be applicable to it and, in each case, the violation of which would have a Material Adverse Effect on the Borrower or have a material adverse effect on the ability of the Collateral Manager to perform its obligations hereunder, (d) require registration of the Borrower as an “investment company” under the Investment Company Act, (e) knowingly and willfully adversely affect the interests of the Borrower in the Collateral Assets in any material respect (other than (i) as expressly permitted hereunder or under the Credit Agreement or (ii) in connection with any action taken in the ordinary course of business of the Collateral Manager in accordance with its fiduciary duties to its clients), or (f) cause the Borrower to be engaged in (i) activities other than purchasing, holding and selling “eligible assets” as defined in Rule 3a-7 of the Investment Company Act and (ii) activities related to or incidental to investment in such eligible assets. If the Collateral Manager is ordered by the Manager of the Borrower or the requisite Lenders to take any action which would, or could reasonably be expected to, in each case in its reasonable business judgment, have any such consequences, the Collateral Manager shall promptly notify the Borrower that such action would, or could reasonably be expected to, in each case in its reasonable business judgment, have one or more of the consequences set forth above and shall not take such action unless the Manager of the Borrower then requests the Collateral Manager to do so and the Required Lenders have consented thereto in writing. Notwithstanding any such request, the Collateral Manager shall not take such action unless (1) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, Affiliates of the Collateral Manager and members, shareholders, partners, managers, directors, officers or employees of the Collateral Manager or such Affiliates from any liability and expense it may incur as a result of such action and (2) if the Collateral Manager so requests in respect of a question of law, the Borrower delivers to the Collateral Manager an opinion of counsel (from outside counsel satisfactory to the Collateral Manager) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Borrower or over the Collateral Manager. Neither the Collateral Manager nor its Affiliates, shareholders, partners, members, managers, directors, officers or employees shall be liable to the Borrower or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance by the Borrower provided for in this Section 7 or Section 10 shall be payable out of the Collateral in accordance with Section 2.13 of the Credit Agreement, and the Collateral Manager may take into account Section 2.13 of the Credit Agreement in determining whether any proposed indemnity arrangements contemplated by this Section 7 are satisfactory.

Section 8. Compensation.

(a) As compensation for its performance of its obligations as Collateral Manager under this Agreement, the Collateral Manager will be entitled to receive a fee payable to the Collateral Manager on each Payment Date in arrears in respect of each Interest Period, which fee shall be equal to (A) for so long as Apollo Debt Solutions BDC is the Collateral Manager, the product of (i) 0.00%, (ii) the daily average of the Aggregate Principal Balance of all Eligible Collateral Assets during such Interest Period and (iii) the actual number of days in such Interest Period divided by 360 or (B) if Apollo Debt Solutions BDC is no longer the Collateral Manager, the product of (i) 0.25%, (ii) the daily average of the Aggregate Principal Balance of all Eligible Collateral Assets during such Interest Period and (iii) the actual number of days in such Interest Period divided by 360; provided that, in the sole discretion of the Collateral Manager, the Collateral Manager may, from time to time, waive all or any portion of the Collateral Management Fee payable on any Payment Date. The Collateral Management Fee will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Section 2.13 of the Credit Agreement.

(b) To the extent the Collateral Management Fee is not paid on any Payment Date when due, or the Collateral Manager elects to defer all or a portion thereof and later rescinds such deferral election, the Collateral Management Fee will be deferred and will be payable on subsequent Payment Dates in accordance with Section 2.13 of the Credit Agreement; provided that, no deferred Collateral Management Fee that the Collateral Manager has elected to subsequently receive may be paid on a Payment Date on which the payment of such deferred amount would cause the deferral or non-payment of interest on the Loans or result in a shortfall of required payments pursuant to Section 2.13 of the Credit Agreement on such Payment Date. Unpaid Collateral Management Fees will be deferred without interest.

(c) The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to defer or irrevocably waive all or a portion of the Collateral Management Fee payable to the Collateral Manager on any Payment Date. Any such election shall be made by the Collateral Manager delivering written notice thereof to the Borrower, Administrative Agent, the Collateral Administrator and Collateral Agent no later than the Determination Date immediately prior to such Payment Date. Any election to defer or irrevocably waive the Collateral Management Fee may also take the form of written standing instructions to the Borrower, Administrative Agent, the Collateral Administrator and Collateral Agent; provided that, such standing instructions may be rescinded by written notice delivered to the Borrower, Administrative Agent, the Collateral Administrator and Collateral Agent by the Collateral Manager at any time except during the period between a Determination Date and Payment Date (except as may be consented to by the Collateral Agent). Any such Collateral Management Fee so deferred with respect to which the Collateral Manager later rescinds such deferral by delivering written notice thereof to the Borrower, Administrative Agent, the Collateral Administrator and Collateral Agent not later than the Determination Date immediately preceding the related Payment Date, shall be payable on such Payment Date (and, if necessary, subsequent Payment Dates) in accordance with Section 2.13 of the Credit Agreement without interest.

(d) Except as otherwise set forth herein and in the Credit Agreement, the Collateral Manager will continue to serve as collateral manager under this Agreement notwithstanding that the Collateral Manager will not have received amounts due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with Section 2.13 of the Credit Agreement.

(e) Upon the removal or resignation of the Collateral Manager, the Collateral Management Fee paid on the immediately succeeding Payment Date shall be allocated between and paid to the resigning or removed Collateral Manager and the successor collateral manager based on the number of days in the related Interest Period on which each such Person acted as Collateral Manager. Otherwise, such resigning or removed Collateral Manager shall not be entitled to any further compensation for further services hereunder but shall be entitled to receive any expense reimbursement accrued to the effective date of termination, resignation or removal and any indemnity amounts owing (or that may become owing) under Section 10.

(f) The Borrower shall be entitled to perform any tax withholding or reporting that may be required by law in respect of payments to the Collateral Manager hereunder. Amounts withheld, if any, shall be deemed paid to the Collateral Manager for U.S. tax purposes.

Section 9. Benefit of the Agreement.

The Collateral Manager shall perform its obligations hereunder and under the Credit Agreement in accordance with the terms of this Agreement and the terms of the Credit Agreement applicable to it. In addition, the Collateral Manager acknowledges the pledge of this Agreement under the Security Agreement.

Section 10. Limits of Collateral Manager Responsibility.

(a) None of the Collateral Manager, its Affiliates, its Owners or their respective Related Parties assumes any responsibility under this Agreement other than the Collateral Manager which agrees to render the services required to be performed by it hereunder and under the terms of the Credit Agreement applicable to it. The Collateral Manager shall not be responsible for any action or inaction of the Borrower or the Collateral Agent in declining to follow any advice, recommendation or direction of the Collateral Manager including as set forth in Section 7. The Indemnified Parties (as defined below) shall not be liable to the Borrower, the Collateral Agent, the Administrative Agent, any Lender, any of their respective Affiliates, Owners or Related Parties or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of any investment, or for any other act or omission in the performance of the Collateral Manager’s obligations under or in connection with this Agreement or the terms of any other Loan Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or for any omissions of the Collateral Manager, or for any decrease in the value of the Collateral Assets, except for liability to which the Collateral Manager would be subject by reason of acts or omissions constituting fraud, bad faith, willful misconduct or gross negligence in the performance of its duties hereunder and under the terms of the Credit Agreement (a “Collateral Manager Breach”). Neither the Collateral Manager nor any of its individual Affiliates shall be liable for any consequential, punitive, exemplary or treble damages or lost profits hereunder or under the Credit Agreement.

(b) The Borrower shall indemnify and hold harmless the Collateral Manager, its Affiliates and Owners and their respective Related Parties (each, an “Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse each such Indemnified Party for all reasonable fees and expenses incurred by an Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, “Expenses”) arising out of or in connection with the Credit Agreement, the transactions contemplated by the Credit Agreement or this Agreement and any acts or omissions of any such Indemnified Party; provided that, such Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any acts or omissions by such Indemnified Party that constitute a Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Borrower under this Section 10 to indemnify any Indemnified Party for any Losses or Expenses are non-recourse obligations of the Borrower payable solely out of the Collateral in accordance with Section 2.13 of the Credit Agreement.

(c) It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Collateral Manager. The Borrower has had the opportunity to consult with the Collateral Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain Applicable Laws, including applicable federal or state securities laws, may impose liability or allow for legal remedies even where the Collateral Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with Applicable Law.

Section 11. No Joint Venture.

The Borrower and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Credit Agreement or authorized by the Borrower from time to time, have no authority to act for or represent the Borrower in any way or otherwise be deemed an agent of the Borrower. It is acknowledged that neither the Collateral Manager nor any of its Affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Borrower or any other Person in connection with the transactions contemplated hereby.

Section 12. Term; Termination.

(a) This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the Payment in Full of the Obligations and the termination of the Credit Agreement in accordance with its terms or (ii) the early termination of this Agreement in accordance with Section 12(b) or (e) or Section 14.

(b) Subject only to clause (c) below, (i) the Collateral Manager may resign, upon 90 days’ prior written notice to the Borrower (or such shorter notice as is acceptable to the Borrower) and the Collateral Agent; provided that, the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in Applicable Law or regulations which renders the performance by the Collateral Manager of its duties hereunder or under the Credit Agreement to be a violation of such law or regulation and (ii) the Collateral Manager may be removed by written direction of the Borrower, delivered to the Collateral Manager, the Administrative Agent, the Lenders and the Collateral Agent not later than 30 days prior to the effective date of such removal.

(c) Notwithstanding the provisions of clause (b) above, no resignation or removal of the Collateral Manager or termination of this Agreement pursuant to such clause shall be effective until the date as of which a successor collateral manager shall have been appointed and approved in accordance with Section 12(d) and has accepted all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (such writing an “Instrument of Acceptance”) and has assumed such duties and obligations.

(d) Promptly after notice of any removal under Section 14 or any resignation of the Collateral Manager that is to take place prior to the termination of the Credit Agreement and Payment in Full of the Obligations in full, the Borrower shall transmit copies of such notice to the Administrative Agent and Collateral Agent (which shall forward a copy of such notice to the Lenders). The Administrative Agent, on behalf of the Lenders, shall appoint an institution as replacement Collateral Manager, which institution (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Credit Agreement, (iii) does not cause the Borrower to become, or require the pool of Collateral Assets to be registered as, an investment company under the Investment Company Act and (iv) has been approved by the Borrower.

(e) If no successor collateral manager is appointed within 90 days (or, in the event of a change in Applicable Law or regulation which renders the performance by the Collateral Manager of its duties under this Agreement or the Credit Agreement to be a violation of such law or regulation, within 30 days) following the termination or resignation of the Collateral Manager, any of the resigning or removed Collateral Manager, the Borrower and the Administrative Agent shall have the right to petition a court of competent jurisdiction to appoint a successor collateral manager, in either such case whose appointment shall become effective after such successor has accepted its appointment and without the consent of any Lender.

(f) The Borrower shall provide notice to the Lenders, the Administrative Agent and the Collateral Agent of the appointment of a successor collateral manager promptly after the effectiveness of such appointment.

(g) The successor collateral manager shall be entitled to the Collateral Management Fee set forth in Section 8(a) and no compensation payable to such successor collateral manager shall be greater than as set forth in Section 8(a) without the prior written consent of the Administrative Agent. Upon the later of the expiration of the applicable notice periods with respect to termination specified in this Section 12 or in Section 14 and the acceptance of its appointment hereunder by the successor collateral manager, all authority and power of the Collateral Manager hereunder, whether with respect to the Collateral Assets or otherwise, shall automatically and without action by any Person pass to and be vested in the successor collateral manager. The Borrower, the Collateral Agent, the Administrative Agent and the successor collateral manager shall take such action (or the Borrower shall cause the outgoing Collateral Manager to take such action) consistent with this Agreement and as shall be necessary to effect any such succession.

(h) If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (i) below.

(i) Sections 6, 7 (with respect to any indemnity or insurance provided thereunder), 10, 15, 17, 21, 22, 23 and 25 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.

Section 13. Assignments.

(a) Except as otherwise provided in Section 2(e) or this Section 13, the Collateral Manager may not assign or delegate, its rights or responsibilities under this Agreement without obtaining the prior written consent of the Borrower and the consent of the Administrative Agent on behalf of the Lenders.

(b) The Collateral Manager may, without obtaining the consent of the Administrative Agent, any Lender or the Borrower, (i) assign any of its rights or obligations under this Agreement to an Affiliate of the Collateral Manager; provided that, such Affiliate (A) has demonstrated ability, whether as an entity or by its personnel, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (B) has the legal right and capacity to act as Collateral Manager under this Agreement, (C) shall not cause the Borrower or the pool of Collateral to become required to register under the provisions of the Investment Company Act and (D) the Administrative Agent and the Lenders have successfully completed commercially reasonable diligence of such Affiliate or (ii) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity and (1) at the time of such consolidation, merger, amalgamation or transfer the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement generally (whether by operation of law or by contract) and the other entity is solely a continuation of the Collateral Manager in another corporate or similar form and has substantially the same personnel, (2) such action does not cause the Borrower to be subject to net income tax in any jurisdiction outside of its jurisdiction of organization and (3) satisfaction of commercially reasonable diligence by the Administrative Agent and the Lenders. Upon the execution and delivery of any such assignment by the assignee, the Collateral Manager will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Sections 10, 12(i), 17, 21 through 23 and 25 in respect of acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 15 after such assignment.

(c) This Agreement shall not be assigned by the Borrower without the prior written consent of (A) the Collateral Manager and (C) the Administrative Agent on behalf of the Lenders, except in the case of assignment by the Borrower (1) to an entity which is a successor to the Borrower permitted under the Credit Agreement, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Borrower is bound thereunder or (2) to the Collateral Agent as contemplated by the granting clause of the Credit Agreement. The Borrower has assigned its rights, title and interest in (but not its obligations under) this Agreement to the Collateral Agent pursuant to the Credit Agreement and the Collateral Manager by its signature below agrees to, and acknowledges, such assignment. Upon assignment by the Borrower, the Borrower shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

(d) The Borrower shall provide the Collateral Agent, the Collateral Administrator and Administrative Agent (who shall provide a copy of such notice to the Lenders) with notice of any assignment pursuant to this Section 13.

(e) Subject to the terms of this Agreement, the Collateral Manager may delegate to an agent selected with reasonable care any or all of the duties assigned to the Collateral Manager hereunder; provided, that no delegation by the Collateral Manager of any of its duties hereunder shall relieve the Collateral Manager of any of its duties hereunder nor relieve the Collateral Manager of any liability with respect to the performance of such duties in accordance with the provisions hereof. Notwithstanding anything else to the contrary contained in this Agreement, the Collateral Manager may (in its sole discretion), at any time and without the consent of any Person, assign all or a portion of its rights and obligations under this Agreement or delegate its rights or responsibilities under this Agreement to an affiliate.

Section 14. Removal for Cause.

(a) The Collateral Manager may be removed following the occurrence and during the continuation of a Collateral Manager Termination Event upon five (5) Business Days’ prior written notice by the Borrower (“Termination Notice”) at the direction of the Administrative Agent on behalf of the Lenders. Simultaneous with its direction to the Borrower to remove the Collateral Manager following the occurrence and during the continuation of a Collateral Manager Termination Event, the Administrative Agent shall provide to the Borrower a written statement setting forth the reason for such removal (“Statement of Cause”). The Borrower shall deliver to the Collateral Agent (who shall deliver a copy of such notice to the Lenders) a copy of the Termination Notice and the Statement of Cause within one Business Day of receipt. No such removal shall be effective (A) until the date as of which a successor collateral manager shall have been appointed in accordance with Sections 12(d) and (e) and delivered an Instrument of Acceptance to the Borrower and the removed Collateral Manager and the successor collateral manager has effectively assumed all of the Collateral Manager’s duties and obligations and (B) unless the Statement of Cause has been delivered to the Borrower as set forth in this Section 14(a).

(b) If a Collateral Manager Termination Event occurs, the Collateral Manager shall give prompt written notice thereof to the Borrower, the Administrative Agent, the Lenders and the Collateral Agent. The Administrative Agent may, in its sole discretion, waive any Collateral Manager Termination Event as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 14. In no event will the Collateral Agent be required to determine whether or not a Collateral Manager Termination Event exists for the removal of the Collateral Manager.

(c) If the Collateral Manager is removed pursuant to this Section 14, the Borrower shall have, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available with respect thereto at law or equity.

(d) If the Collateral Manager is removed following the occurrence and during the continuation of a Collateral Manager Termination Event pursuant to this Section 14, until the appointment of a successor collateral manager becomes effective, the Collateral Manager shall not be permitted under this Agreement to effect the purchase of any Collateral Asset or the sale or disposition of any Collateral Asset without the prior written consent of the Administrative Agent.

Section 15. Obligations of Resigning or Removed Collateral Manager.

(a) On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Manager shall (at the Borrower’s expense):

(i) deliver to the Borrower or to such other Person as the Borrower shall instruct all property and documents of the Borrower or otherwise relating to the Collateral Assets then in the custody of the Collateral Manager;

(ii) deliver to the Collateral Agent an accounting with respect to the books and records delivered to the Collateral Agent or the successor collateral manager appointed pursuant to Section 12; and

(iii) agree to cooperate with all reasonable requests related to any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Credit Agreement, assuming the Collateral Manager has received an indemnity in form reasonably satisfactory to the Collateral Manager from an entity reasonably satisfactory to the Collateral Manager, and expense reimbursement reasonably satisfactory to the Collateral Manager.

(b) Notwithstanding such resignation or removal, the Borrower and the Collateral Manager shall each remain liable to the other for its obligations under Section 10 and its acts or omissions giving rise thereto and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a Collateral Manager Breach, subject to the limitations of liability set forth in Section 10.

Section 16. Representations and Warranties.

(a) The Borrower hereby represents and warrants to the Collateral Manager as follows:

(i) The Borrower has been duly formed and is validly existing under the laws of the State of Delaware, has the full power and authority to own its assets and the securities proposed to be owned by it and included in the Collateral and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this Agreement, the Credit Agreement requires such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Borrower.

(ii) The Borrower has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Credit Agreement and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Credit Agreement and the execution, delivery and performance of this Agreement, the Credit Agreement and the performance of all obligations imposed upon it thereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Borrower, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Credit Agreement and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Borrower in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the Credit Agreement or the obligations imposed upon the Borrower hereunder and thereunder other than those that have been or shall be obtained in connection with the Credit Agreement. This Agreement has been, and each instrument and document to which the Borrower is a party required hereunder or under the Credit Agreement will be, executed and delivered by an authorized officer of the Borrower, and this Agreement constitutes, and each instrument or document required hereunder to which the Borrower is a party, when executed and delivered hereunder, will constitute, the legally valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Borrower and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder and under the Credit Agreement will not violate any provision of any existing law or regulation binding on the Borrower, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Borrower, or the Organization Documents of, or any securities issued by, the Borrower or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or by which the Borrower or any of its assets may be bound, the violation of which would have a Material Adverse Effect on the Borrower, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than liens permitted by the Credit Agreement).

(iv) The Borrower is not in violation of its Organization Documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Borrower or its properties, the breach or violation of which or default under which, in any case, would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Credit Agreement applicable to the Borrower, or the performance by the Borrower of its duties hereunder or thereunder.

(b) The Collateral Manager hereby represents and warrants to the Borrower, as of the date hereof, as follows:

(i) The Collateral Manager is a statutory trust duly formed and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under this Agreement and the provisions of the Credit Agreement applicable to the Collateral Manager, or on the validity or enforceability of this Agreement and the provisions of the Credit Agreement applicable to the Collateral Manager.

(ii) The Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations required hereunder and under the provisions of the Credit Agreement applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution and delivery of this Agreement and the performance of all obligations required hereunder and under the terms of the Credit Agreement applicable to the Collateral Manager. No consent of any other Person, including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager or any Affiliate thereof in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Collateral Manager hereunder or under the terms of the Credit Agreement applicable to the Collateral Manager other than those which have been obtained or made. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by an authorized officer of the Collateral Manager, and this Agreement constitutes the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the terms of the Credit Agreement applicable to the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organization Documents of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder or under the Credit Agreement.

(iv) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Credit Agreement applicable to the Collateral Manager.

(c) The Collateral Manager makes no representation, express or implied, with respect to the Borrower or the disclosure with respect to the Borrower.

Section 17. Limited Recourse; No Petition.

(a) The Collateral Manager covenants and agrees that the obligations of the Borrower under the Credit Agreement are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with the terms of the Loan Documents, and, following realization of the Collateral, any claims of the Lenders and the Administrative Agent and all obligations of the Borrower shall be extinguished and shall not thereafter revive. It is understood that the foregoing provisions of this Section 17(a) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until the Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. For the avoidance of doubt, this Section 17(a) shall not limit or prejudice the rights of the Lenders in respect of any obligation of any Affiliate of the Borrower under any Loan Document or otherwise or the rights of the Lenders in respect of any fraud, willful misconduct, bad faith or material misrepresentation of any Person.

(b) The Collateral Manager covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the Payment in Full of the Obligations, no party hereto shall institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, examinership, arrangement, insolvency, winding up or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.

(c) The provisions of this Section 17 shall survive the termination of this Agreement.

Section 18. Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopier notice, when received in legible form, addressed as set forth below:

(a)	If to the Borrower:

Bald Eagle Funding LLC

c/o Apollo Debt Solutions BDC

9 West 57th ST, 41st Fl,

New York, NY 10019

Attention: Kristin Hester

Email:ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo

with a copy to:

the Collateral Manager (at its address below)

(b)	If to the Collateral Manager:

Apollo Debt Solutions BDC

9 West 57th Street, 17th Floor

New York, NY 10019

Attention: Kristin Hester

E-mail:ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo

(c)	If to the Collateral Agent:

At its address set forth in the Credit Agreement.

(d)	If to the Administrative Agent:

At its address set forth in the Credit Agreement.

(e)	If to the Lenders:

At their respective addresses set forth in the Register, as applicable.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19. Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

Section 20. Entire Agreement; Amendment.

This Agreement and the Credit Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto. No amendment to this Agreement may, without the prior written consent of the Administrative Agent. The Borrower shall provide the Lenders with notice of any amendment of this Agreement.

Section 21. Governing Law.

THIS AGREEMENT AND ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 22. Submission to Jurisdiction.

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (a) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

The Collateral Manager irrevocably consents to the service of any and all process in any proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager in New York, New York. The Borrower hereby irrevocably designates and appoints Corporation Service Company as the agent of the Borrower to receive on its behalf service of all process brought against it with respect to any such proceeding in any such court in the State of New York, such service being hereby acknowledged by the Borrower to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Borrower shall promptly designate a new agent in the City of New York.

Section 23. Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 24. Conflict with the Credit Agreement.

In respect of any conflict between the terms of this Agreement and the Credit Agreement or actions required under the terms of the Credit Agreement and the terms of this Agreement, the terms of the Credit Agreement shall control.

Section 25. Assignment of Agreement.

The Collateral Manager hereby consents to the assignment of this Agreement as provided in the Credit Agreement.

Section 26. Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27. Costs and Expenses.

Except as otherwise agreed to by the parties hereto, the costs and expenses (including the fees and disbursements of counsel and accountants but excluding all overhead costs and employees’ salaries) of the Collateral Manager and of the Borrower incurred in connection with the negotiation and preparation of and the execution of this Agreement and any amendment hereto, and all matters incidental thereto, shall be borne by the Borrower. The Borrower will reimburse the Collateral Manager for expenses including fees, costs and expenses reasonably incurred by the Collateral Manager in connection with services provided under this Agreement (regardless of whether the Person providing or performing the service or output giving rise to such fees, costs and expenses is the Collateral Manager, an Affiliate of the Collateral Manager or a third party, and including allocated portions of fees, costs and expenses, including overhead, incurred in connection with services performed by personnel or employees of the Collateral Manager or its Affiliates; provided that, if such service or output is provided or performed by the Collateral Manager or an Affiliate of the Collateral Manager and not a third party, then, the applicable fees, costs and expenses shall not be greater than those that would be payable to a third party under arm’s-length terms for the provision or performance of similar services or outputs) including, without limitation, (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained or employed by the Borrower or the Collateral Manager or an Affiliate of the Collateral Manager (in each case, on behalf of the Borrower), (b) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Collateral Assets, (c) all taxes, regulatory and governmental charges (not based on the income of the Collateral Manager), insurance premiums or expenses, (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Borrower (whether or not actually consummated) and management thereof, including attorneys’ fees and disbursements, (e) preparing reports to be delivered pursuant to the terms of the Credit Agreement, (f) reasonable travel expenses (including without limitation airfare, meals, lodging and other transportation) undertaken in connection with the performance by the Collateral Manager of its duties pursuant this Agreement or the Credit Agreement, (g) expenses and costs in connection with any investor conferences, (h) any broker or brokers in consideration of brokerage services provided to the Collateral Manager in connection with the sale or purchase of any Collateral Asset, Equity Security, Cash Equivalent or other assets received in respect thereof, (i) bookkeeping, accounting or recordkeeping services obtained or maintained with respect to the Borrower (including those services rendered at the behest of the Collateral Manager), (j) software programs licensed from a third party and used by the Collateral Manager in connection with servicing the Collateral Assets, (k) fees and expenses incurred in obtaining the market value of Collateral Assets (including without limitation fees payable to any nationally recognized pricing service), (l) audits incurred in connection with any consolidation review and (m) as otherwise agreed upon by the parties. The foregoing costs and expenses will be payable on each Payment Date in accordance with Section 2.13 of the Credit Agreement and to the extent of the funds available for such purpose.

Section 28. Third Party Beneficiary.

The parties hereto agree that the Collateral Agent on behalf of the Secured Parties shall be a third party beneficiary of this Agreement, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if each of them were a party hereto.

Section 29. Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 30. Execution in Counterparts.

This Agreement may be executed and delivered in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 31. Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 32. Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.

BALD EAGLE FUNDING LLC

By: Apollo Debt Solutions BDC, its Manager

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Chief Legal Officer

Bald Eagle Funding LLC

Collateral Management Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.

APOLLO DEBT SOLUTIONS BDC, as Collateral Manager

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

Bald Eagle Funding LLC

Collateral Management Agreement